                                                        Exhibit 10.2
                           ELEVENTH AMENDMENT TO
                 WAREHOUSING CREDIT AND SECURITY AGREEMENT


     THIS ELEVENTH AMENDMENT TO WAREHOUSING CREDIT AND SECURITY AGREEMENT (this "Amendment") is entered into as of this day of July 24, 1995 by and between U.S. HOME MORTGAGE CORPORATION, a Florida corporation (the "Company") and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender").

     WHEREAS, the Company and the Lender have entered into a single-family revolving warehouse facility with a present commitment amount of Twenty-Five Million Dollars ($25,000,000) (the "Commitment"), to finance the origination and acquisition of Mortgage Loans as evidenced by a Fourth Amended and Restated Promissory Note in the principal sum of Forty Million Dollars ($40,000,000), dated as of June 15, 1993 (the "Note"), and by a Warehousing Credit and Security Agreement dated as of April 15, 1992, as the same may have been amended or supplemented (the "Agreement"); and

     WHEREAS, the Company has requested the Lender to increase the Commitment Amount, and the Lender has agreed to such increase subject to the terms and conditions of this Amendment.

     NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants, agreements and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. All capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Agreement.

     2. Section 1.1 of the Agreement shall be amended by adding the following definitions:

          "Commitment Amount" means Thirty-Five Million Dollars
     ($35,000,000). This increase of Commitment Amount was effective as of June 30, 1995.

          "Maturity Date" shall mean the earlier of: (a) the close of business on August 31, 1995, as such date may be extended from time to time in writing by the Lender, in its sole discretion, on which date the Commitment shall expire of its own term, and without the necessity of action by the Lender, and (b) the date the obligation of the Lender to make further Advances hereunder is terminated pursuant to Section
     8.1 below.

     3. Section 2.1(a) of the Agreement is hereby deleted in its entirety and the following section is substituted in lieu thereof:

          2.1(a) Subject to the terms and conditions of this Agreement and provided no Default or Event of Default has occurred and is continuing, the Lender agrees from time to time during the period from the date hereof, to, but not including, the Maturity Date, to make Advances to the Company, provided the total aggregate principal amount outstanding at any one time of all such Advances shall not exceed the Commitment Amount. The obligation of the Lender to make Advances hereunder up to such Commitment Amount, is hereinafter referred to as the "Commitment." Within the Commitment, the Company may borrow, repay and reborrow. All Advances under this Agreement shall constitute a single indebtedness, and all of the Collateral shall be security for the Note and for the performance of all the Obligations.

     4. Section 2.6 of the Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          2.6 Expiration of Commitment. The Commitment shall expire on the Maturity Date.

     5. This Amendment shall become effective on the date ("Effective Date") on which, the Company shall deliver to the Lender (a) an executed original of this Amendment and (b) a Two Hundred Fifty Dollar ($250) document production fee.

     6. The Company represents, warrants and agrees that (a) there exists no Default or Event of Default under the Loan Documents, (b) the Loan Documents continue to be the legal, valid and binding agreements and obligations of the Company enforceable in accordance with their terms, as modified herein, (c) the Lender is not in default under any of the Loan Documents and the Company has no offset or defense to its performance or obligations under any of the Loan Documents, (d) the representations contained in the Loan Documents remain true and accurate in all respects, and (e) there has been no material adverse change in the financial condition of the Company from the date of the Agreement to the date of this Amendment.

     7. Except as hereby expressly modified, the Agreement shall otherwise be unchanged and shall remain in full force and effect, and the Company ratifies and reaffirms all of its obligations thereunder.

     8. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Lender have caused this Amendment to be duly executed on their behalf by their duly authorized officers as of the day and year above written.


                              U.S. HOME MORTGAGE CORPORATION,
                              a Florida corporation


                              /s/   Thomas A. Napoli
                              --------------------------
                              By:   Thomas A. Napoli
                              Its:  Vice Preident


                              RESIDENTIAL FUNDING CORPORATION,
                              a Delaware corporation

                              /s/   Donna A. West
                              --------------------------
                              By:   Donna A. West
                              Its:  Vice President

STATE OF Texas  )
                ) ss
COUNTY OF Harris)

     On July 21, 1995, before me, a Notary Public, personally appeared Thomas A. Napoli, the Vice President of U.S. HOME MORTGAGE CORPORATION, a Florida corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/  Brenda Grable
                              ---------------------
                              Brenda Grable
                              Notary Public
  (SEAL)                      My Commission Expires: 07-01-97

STATE OF Florida )
                 ) ss
COUNTY OF Broward)

     On July 24, 1995, before me, a Notary Public, personally appeared , Donna A. West the Vice President of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/  Marsha S. Grabin
                              ------------------------
                              Marsha S. Grabin
                              Notary Public
  (SEAL)                      My Commission Expires: 09-15-98